SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 8, 2005


                               Pacific Gold Corp.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


             Nevada                  000-32629            91-1997728
  ----------------------------    ----------------    -------------------
  (State or Other Jurisdiction    (Commission File       (IRS Employer
       of Incorporation)               Number)        Identification No.)


  157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada     M5H 4E7
  -------------------------------------------------------------    ----------
           (Address of Principal Executive Offices)                (Zip Code)


     Registrant's telephone number, including area code   (416) 214-1483



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Item 1.01 -- Results of Operations and Financial Condition

         On April 7, 2005, the Company sold $4,000,000 in an aggregate principal amount of discounted convertible debentures ("Debentures") and warrants to purchase common stock ("Warrants") for an aggregate payment to the Company of $2,900,000 after deduction for the interest discount. The Company paid approximately $252,000 in commissions and expenses. The Company intends to use the available proceeds of $2,648,000 for equipment purchases, surety bonding, exploration activities, acquisitions, debt service and general working capital purposes.

         The Debentures are due April 9, 2008, have an effective interest rate of 9%, prepaid by discount. The principal amount due may be converted into shares of common stock at any time by the holder at an initial conversion rate of $.30 per share. The amount of principal that may be converted at any one time is limited to 4.99% of the outstanding number of shares of common stock of the Company immediately after the conversion. The Company has agreed to liquidated damages and other damages for failure to effect the conversion or deliver the certificates. The conversion price will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise - conversion price for, common stock sold or issuable after April 7, 2005.

         The Warrants may be exercised for an aggregate of 3,333,333 shares of common stock until April 7, 2005, at $2.125 per share. The warrants may be exercised at any one time for up to a maximum of 4.99% of the outstanding number of shares of common stock of the Company immediately after exercise. The exercise price may be paid on a cashless basis in certain limited circumstances, and it will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise - conversion price for, common stock sold or issuable after April 7, 2005.

         The Debentures and Warrants were sold, and the common stock issuable on conversion and exercise will be sold, under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis, to foreign institutional, accredited investors.

         The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 45 days of closing and have it declared effective within 120 days of closing, and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the filing or effectiveness of the registration statement, up to a maximum of $100,000 per investor.


Item 3.02 - Unregistered Sales of Equity Securities

         See Item 1.01.



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Item 9.01 - Financial Statement and Exhibits

         (c)    10.1    Form of Securities Purchase Agreement (without schedules
                        and exhibits) (Filed herewith)

                10.2    Form of Warrant issued April 7, 2005 (Filed herewith)

                10.3    Form of Debenture issued April 7, 2005 (Filed herewith)






                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   April 8, 2005                             Pacific Gold Corp.



                                                   By: /s/ Mitch Geisler
                                                       -----------------
                                                       Mitch Geisler
                                                       President





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